As filed with the Securities and Exchange Commission on February 22, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2005

CATELLUS DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31908	94-2953477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mission Street, Second Floor, San Francisco, California 94105

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (415) 974-4500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In October 2004, Congress enacted the American Jobs Creation Act of 2004. This legislation, which generally became effective January 1, 2005, created a new Section 409A of the Internal Revenue Code (“Section 409A”) that imposes restrictions on amounts deferred after December 31, 2004 under deferred compensation plans and arrangements. Recent guidance issued by the U.S. Treasury Department allows deferred compensation plans and arrangements to be amended to give participants the opportunity to revoke, in whole or in part, outstanding elections to defer compensation for amounts subject to Section 409A and to change their previously elected distribution elections for amounts subject to Section 409A.

These new rules affect a number of the compensation programs of Catellus Development Corporation (“Catellus”), including:

•	Amounts deferred under the Deferred Compensation Plan after December 31, 2004.

•	The outstanding Restricted Stock Units (“RSUs”) granted under the 2000 Performance Award Plan and 2003 Performance Award Plan (the “2003 Plan”) to the extent that these awards were unvested as of December 31, 2004. The RSUs were granted to certain employees of Catellus, including the Chief Executive Officer and other members of senior management.

•	The unvested Director Restricted Stock Units (“DRSUs”) for non-employee directors of Catellus that were granted in 2004 and all future awards of DRSUs under the 2003 Plan.

The amendments to the compensation programs are discussed below.

Deferred Compensation Plan

On February 15, 2005, the Compensation and Benefits Committee of Catellus’s Board of Directors (the “Committee”) adopted an amendment to Catellus’s Deferred Compensation Plan to provide for the cessation of deferrals of compensation thereunder after 2004 and to give participants an opportunity to revoke their deferral elections for their 2004 bonuses and 2005 salary and make new deferral elections for their 2005 bonuses. To the extent any such deferral elections are not revoked by the participants, the Committee authorized Catellus to prepare a new Deferred Compensation Plan that is intended to comply with Section 409A, to be adopted no later than December 31, 2005. The amendment to the Deferred Compensation Plan is intended in part to allow amounts deferred prior to January 1, 2005 to qualify for “grandfathered” status and continue to be governed by the law applicable to nonqualified deferred compensation prior to the enactment of Section 409A and to cause amounts deferred after December 31, 2004 to be deferred in compliance with Section 409A.

The foregoing summary of the amendment to the Deferred Compensation Plan is not intended to be complete and is qualified in its entirety by reference to the amendment to the Deferred Compensation Plan filed as Exhibit 10.1 to this Current Report on Form 8-K.

RSU Awards

On February 15, 2005, the Committee, under authority granted to it by the Board of Directors, decided to allow RSU holders an opportunity to revoke their deferral elections as to that portion of each of their RSU awards that were not vested as of December 31, 2004, and approved forms of amendments to individual RSU award agreements for this purpose. Under the terms of the original RSU award agreements, holders were allowed to defer receipt of vested RSUs to a date subsequent to vesting. The amendments allow holders to leave their original deferral elections in place or to revoke their deferral elections and be paid in 2005 the portions of their RSUs that vest in 2005 and to be paid the unvested portions of their RSUs as they vest. To the extent holders leave their deferral elections in place, the Committee also directed management to prepare a form of amendment to such holders’ RSU award agreements in order to ensure that such agreements comply with the restrictions imposed by Section 409A, which form of amendment will be subject to review and approval by the Committee.

Catellus intends to file forms of these agreements once they are finalized and executed by the relevant parties.

DRSU Awards

On February 16, 2005, the Board of Directors approved forms of amendments to individual DRSU award agreements and DRSU deferral election forms (the “DRSU Amendments”). The Board adopted the DRSU Amendments in order to provide DRSU holders with the opportunity to change their previously elected distribution elections with respect to the DRSUs that were awarded in 2004 and to change their previously elected distribution elections with respect to the DRSUs that will be awarded in 2005.

Catellus intends to file forms of these agreements once they are finalized and executed by the relevant parties.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On February 16, 2005, Thomas M. Steinberg notified Catellus that he does not intend to stand for re-election to the Board of Directors. Mr. Steinberg’s decision was based on his increasing commitments in other areas and did not involve any disputes or disagreements with Catellus or its management. The Nominating Committee of the Board of Directors has begun a search for a director to fill any vacancy that may be created by Mr. Steinberg’s departure, and has engaged a consulting firm to assist in gathering additional background information about prospective candidates.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
10.1	Form of Amendment 2005-1 to the Catellus Development Corporation Deferred Compensation Plan, effective as of January 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATELLUS DEVELOPMENT CORPORATION

Dated February 22, 2005	By:	/s/ C. William Hosler
	Name:	C. William Hosler
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
10.1	Form of Amendment 2005-1 to the Catellus Development Corporation Deferred Compensation Plan, effective as of January 1, 2005.